UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 3, 2012

Cognizant Technology Solutions Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24429	13-3728359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Glenpointe Centre West 500 Frank W. Burr Blvd. Teaneck, New Jersey	07666
(Address of Principal Executive Offices)	(Zip Code)

(201) 801-0233

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

Awards of Restricted Stock Unit Grants to Certain Executive Officers

On December 3, 2012, the Compensation Committee (“Compensation Committee”) of the Board of Directors of Cognizant Technology Solutions Corporation, a Delaware corporation (the “Company”), after thorough evaluation, granted the following awards of restricted stock units (“Stock Units”) to certain executive officers of the Company set forth below.

Name	Number of Stock Units
Francisco D’Souza, Chief Executive Officer	50,138

Gordon J. Coburn, President	26,793

Rajeev Mehta, Group Chief Executive – Industries and Markets	23,188

Ramakrishnan Chandrasekaran, Group Chief Executive – Technology and Operations	17,220

Karen McLoughlin, Chief Financial Officer	10,010

Steven Schwartz, Senior Vice President, General Counsel and Secretary	5,049

The Stock Units vest in quarterly installments over three years so that the Stock Units shall be fully vested on the twelfth quarterly vesting date, which quarterly vesting date will occur on December 3, 2015; provided that the grantee remains in the Company’s service through each applicable vesting date. The Compensation Committee approved the grant and issuance of the Stock Units pursuant to the terms and conditions of the Company’s 2009 Incentive Compensation Plan (the “Plan”).

Awards of Performance Unit Grants to Certain Executive Officers

On December 3, 2012, the Compensation Committee of the Company, after thorough evaluation, granted the following awards of performance units (“Performance Units”) to certain executive officers of the Company set forth below. The Performance Units vest upon the achievement of certain performance milestones as set forth below.

Name	Number of Performance Units
Francisco D’Souza, Chief Executive Officer	93,113

Gordon J. Coburn, President	49,758

Rajeev Mehta, Group Chief Executive – Industries and Markets	43,063

Ramakrishnan Chandrasekaran, Group Chief Executive – Technology and Operations	31,980

Karen McLoughlin, Chief Financial Officer	18,590

Steven Schwartz, Senior Vice President, General Counsel and Secretary	9,376

The above Performance Units shall be subject to attainment of certain performance milestones as well as certain continued service requirements. All or a portion of the Performance Units shall vest based upon the level of achievement of the revenue milestone set forth below (the “Performance Milestone”) as follows:

(a) 0% of the Performance Units which are awarded shall vest upon the Company’s achievement of 2013 revenue of less than $8,220,000,000.

(b) 50% of the Performance Units which are awarded shall vest upon the Company’s achievement of 2013 revenue of $8,220,000,000.

(c) 100% of the Performance Units which are awarded shall vest upon the Company’s achievement of 2013 revenue of $8,515,000,000.

(d) 200% of the Performance Units which are awarded shall vest upon the Company’s achievement of 2013 revenue of $9,175,000,000.

Whether and to what extent the Performance Milestone has been achieved shall be determined by the Compensation Committee in its sole and absolute discretion based upon the audited financials for the 2013 fiscal year, subject to the items for which performance goals may be adjusted pursuant to the Plan. The number of Performance Units that will vest for performance between the applicable threshold targets will be determined using straight-line interpolation, rounded down to the preceding whole number (e.g., 101.74 rounded down to 101).

In addition, of the Performance Units which vest based upon attainment of the Performance Milestone, 1/3rd of such Performance Units shall be issued on the eighteen-month anniversary of the date of grant; provided that the grantee remains in the Company’s service through such anniversary date, and the remaining 2/3rds of the Performance Units which vest based upon attainment of the Performance Milestone shall be issued on the thirty-six month anniversary of the date of grant; provided that the grantee remains in the Company’s service through such anniversary date (each such date, an “Issue Date”). For the avoidance of doubt, a grantee shall only be entitled to have Performance Units issued to him if the applicable Performance Milestone is achieved based on the schedule set forth above and the grantee remains in the service of the Company through the applicable Issue Date. The number of Performance Units which shall vest and be issued on the Issue Date which occurs on the eighteen-month anniversary of the date of grant shall be rounded down to the preceding whole number (e.g., 101.74 rounded down to 101), and the number of Performance Units which shall vest and be issued on the Issue Date which occurs on the three-year anniversary of the date of grant shall equal the aggregate number of Performance Units that vested based upon attainment of the Performance Milestone minus the whole number of Performance Units that vested upon attainment of the Performance Milestone that were issued on the previous Issue Date. In no event shall any fractional shares be issued. The Compensation Committee approved the grant and issuance of the Performance Units pursuant to the terms and conditions of the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGNIZANT TECHNOLOGY
SOLUTIONS CORPORATION

By:	/s/ Steven Schwartz
	Name:	Steven Schwartz
	Title:	Senior Vice President, General Counsel and Secretary

Date: December 4, 2012